SHAREHOLDERS AGREEMENT

      THIS AGREEMENT made this 26 day of June, 1996, among SEL-LEB MARKETING, INC., a New York corporation with an office at 1435 51st Street, North Bergen, New Jersey ("Sel-Leb"), B.B. ASSOCIATES, LLC, a New York Limited Liability Company with an office at 421 West Broadway, New York, New York 10012 ("Beau Brummel"), and SETH MARKOWITZ residing at 363 East 76th Street, Apartment 5L, New York New York 11021 ("Markowitz") (Sel-Leb, Beau Brummel and Markowitz are sometimes hereinafter collectively referred to as the "Shareholders"), and BEAU BRUMMEL SEL-LEB MARKETING, INC., a New York corporation, with its office at 1435 51st Street, North Bergen, New Jersey, (the "Corporation").

                                   WITNESSETH:

      WHEREAS, The Corporation is authorized to issue 200 shares of common stock (the "Shares"), of which 100 Shares are currently issued and outstanding and owned both of record and beneficially by the Shareholders as follows:

            SEL-LEB MARKETING, INC.       -     47.5 SHARES
            B.B. ASSOCIATES, LLC          -     47.5 SHARES
            SETH MARKOWITZ                -     5 SHARES

      WHEREAS, Sel-Leb is in the business of celebrity marketing and merchandising and has relationships with the major electronic retailers and mass merchandisers; and

      WHEREAS, Beau Brummel is in the business of designing and retailing fine men's clothing, is the owner of the "Beau Brummel" trademark, and has relationships with clothing manufacturers as well as with the television personality Regis Philben ("Philben"); and

      WHEREAS, Markowitz is an attorney who has relationships with both Sel-Leb and Beau Brummel and initiated the discussions which led to the forming of the Corporation; and

      WHEREAS, the Shareholders have incorporated and organized the Corporation for the purpose of creating a line of men's clothing and accessories designed exclusively for Philben by Beau Brummel to be sold initially via the electronic retailer The Home Shopping Network ("HSN") and eventually through a mass merchandiser or bridge retailers; and


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

      WHEREAS, the Shareholders and the Corporation deem it expedient for their mutual best interests and the welfare of the Corporation to provide for the consistent and uniform management of the Corporation and to provide for certain mutual rights and obligations of the Shareholders;

      NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:

      1. MANAGEMENT and OPERATION:

            During the term of this Agreement, the parties hereto jointly and severally agree that, as Shareholders and Directors, they will irrevocably vote at all times so as to provide for the following;

            A. Directors - A four (4) member Board of Directors consisting of the following persons as long as each is ready, willing and able to serve [subject to subparagraph "C" below]:

                        HAL MARKOWITZ
                        STEPHEN GUTTMAN
                        AVRAM GOLDMAN
                        SETH MARKOWITZ

            B. Officers - The officers of the Corporation shall be the following persons so long as each is ready, willing and able to serve [subject to subparagraph "C" below]:

                        President   -
                        Treasurer   -
                        Secretary   -

and such Assistant Secretaries as the Board of Directors may appoint.

            C. Should any of the above named directors and officers be unable to serve by reason of death, physical disability or legal incapacity, or be unwilling to serve, or should any Shareholder make a disposition of all of the Shares owned by him to any person or persons (unless such disposition be exempt from the provisions of Paragraph "6"), or should all of his Shares be purchased pursuant to Paragraph "6," he shall cease to be a director and officer and, simultaneously with such inability or disposition, he shall be deemed to have submitted his resignation as officer and director of the Corporation to become effective immediately and the Board of Director shall fill any vacant directorship and office with a person selected by the Board in its sole discretion.


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

            D. So long as this Agreement is in effect and for a period of three years following its termination, no Shareholder or Director shall engage in the manufacture, distribution, marketing or sale of any product bearing a label or mark which includes the words "Regis" or "Philben" or is endorsed, promoted or sold by the television personality Regis Philben, or become affiliated with any business, entity or enterprise, be an employee or consultant for any business or enterprise, or have an ownership interest in any business or enterprise, whose business includes the manufacture, distribution, marketing or sale of any product bearing a label or mark which includes the words "Regis" or "Philben" or is endorsed, promoted or sold by the television personality Regis Philben. Notwithstanding Paragraph "10" of this Agreement, the parties hereto agree that, in the event of a violation of any provision of this subparagraph "D", the Corporation and/or the non-breaching Shareholders and Directors shall have the right to obtain immediate appropriate legal relief from any Court of competent jurisdiction, including, but not limited to any form of injunctive relief.

            E. Except as otherwise specifically required by the New York Business Corporation Law or by this Agreement, all actions of the Corporation shall require the unanimous vote of the Board of Directors and, where a vote of Shareholders is required, the vote or written consent of the holders of all of the Shares present in person or by proxy at a meeting of Shareholders and entitled to vote thereat.

      2. CAPITAL CONTRIBUTIONS by SHAREHOLDERS:

            Sel Leb and Beau Brummel shall each make fifty (50%) per cent of the capital contribution necessary to form, organize and commence the activities of the Corporation.

      3. EXPENSES of the CORPORATION:

            Sel-Leb and Beau Brummel shall bear equal responsibility and liability for all direct expenses associated with the activities of the Corporation. The Corporation shall, within fifteen days of its receipt of an expense receipt or voucher, reimburse any Shareholder, Director or Officer for any direct expense made by said Shareholder, Director or Officer.

            Indirect expenses such as office overhead shall be borne exclusively by Sel-Leb.

            All legal work for the Corporation shall be performed by Markowitz without compensation. Notwithstanding the foregoing, Markowitz shall be reimbursed by the Corporation for all disbursements made by him on behalf of the Corporation in furtherance of his legal duties.


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

     4. COMPENSATION:

            A. No salary or other compensation shall be payable to any party hereto unless the Board of Directors shall so direct.

            B. Upon the direction of the Board of Directors that a salary or other compensation be paid to the parties hereto, each Shareholder shall be compensated proportionately according to their percentage ownership of the Corporation. Each time a Shareholder receives a salary, wage, bonus, distribution of profit, dividend, payment in kind or any other method of compensation, the other Shareholder shall receive his pro rata share of said salary, wage, bonus, distribution of profit, dividend, payment in kind or any other method of compensation.

      5. ROLES OF SHAREHOLDERS:

            It is understood, agreed and accepted by the Shareholders that Sel-Leb shall be responsible for the day-to-day operations of the Corporation, specifically, record keeping and custodian of the books and records of the Corporation. Additionally, Sel-Leb shall be responsible for soliciting orders for the products manufactured by the Corporation and invoicing therefore. Beau Brummel shall be responsible for designing the products to be sold by the Corporation and acquiring inventory sufficient to satisfy orders received by the Corporation at the necessary price points. Markowitz shall be responsible for the legal work necessary to form and organize the Corporation as well as for all ongoing legal work of the Corporation.

      6. SALE OF SHARES:

            A. Sale to Corporation or Shareholders.

                  (i) If any Shareholder shall desire to sell, encumber or dispose of any or all of his Shares (the "Selling Shareholder"), then he shall promptly give notice to the Corporation and the other Shareholders, offering to sell to the Corporation and/or the other Shareholders, as the case may be, said Shares ("Notice to Sell").

                  (ii) Once given, or where deemed to have been given as provided for in this Agreement, a Notice to Sell shall constitute an offer to sell and shall subject the Shares of the Selling Shareholder as the case may be, as herein contained.


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

                  (iii) Within thirty (30) days after the giving of such Notice to Sell, or within thirty (30) days after such Notice to Sell shall be deemed to have been given, the remaining Shareholders and Directors shall cause a joint meeting of Shareholders and Directors to be called and held. The Selling Shareholder must be deemed in attendance at such meeting, whether in person or by proxy, but must abstain from all votes taken thereat. At such meeting the Shares of the Selling Shareholder shall be offered for sale and shall be subject to an option to purchase on the part of the Corporation. In the event the Corporation desires to exercise said option, it shall do so by resolution adopted at the joint meeting of Shareholders and Directors, and within ten (10) days the joint meeting, cause a written notice of acceptance to be given in the manner hereinafter provided for (the "Notice of Acceptance").

                  (iv) If the Corporation shall be prohibited by law from acquiring all or any portion of the Shares, or for any reason shall fail or refuse to exercise its option or purchase all or any portion of the Shares, then the Shares offered and not purchased by the Corporation shall be subject to an option on the part of each of the non-selling Shareholders ("Non-Selling Shareholders") to purchase a proportionate number thereof not purchased by the Corporation. Any Non-Selling Shareholder may exercise his option to purchase the Shares offered to him, by causing a "Notice of Acceptance," to be served within ten (10) days after the aforesaid joint meeting of the Shareholders and Directors in the manner herein provided. The exercise of such option by any Non-Selling Shareholder shall be conditioned upon his agreeing to hold any Shares so acquired in accordance with and subject to the terms and conditions of this Agreement. As utilized herein, the term "proportionate number of Shares" shall mean the number arrived at by (x) multiplying the total number of Shares being offered for sale by (y) the percentage that the number of Shares held by each Non-Selling Shareholder bears to the number of Shares owned by all Non-Selling Shareholders. The Corporation shall have the right to allot Shares so as to avoid fractional Share interests.

                  (v) The death or disability of a Shareholder shall constitute a Notice to Sell by that Shareholder. Disability means unable to engage in employment for a period of six (6) months.

            B. Sale to Third Parties.

                  If the Corporation and Non-Selling Shareholders shall fail to exercise their respective options to purchase all or any portion of the Shares of the Selling Shareholder, the Selling Shareholder may, in accordance with an exemption from securities registration, sell or dispose of any of his Shares to any other person, firm, or Corporation, provided only that the Shares so transferred shall thereafter be subject to all of the restrictions and provisions of this Agreement.


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

            C. Price to the Corporation or Shareholders.

                  (i) The price per share shall be the net book value as determined by the Corporation's accountant utilizing generally accepted accounting principles, except that the Corporation shall be valued as a going concern. The remaining Shareholders and the Corporation shall have the exclusive right to continue to use the name of the Corporation or any assumed name, without the payment of any additional consideration therefor.

                  (ii) The price for the Share shall be the price under Subparagraph "C(i)" above, in effect on the day a Notice to Sell is given. Notwithstanding the foregoing, in the case of the death of any person owning Shares in the Corporation, the price paid to his executor or administrator for each Share shall be the price in effect on the date of the death of such person.

                  (iii) In the event that at the time of purchase, the Selling Shareholder shall be indebted to the Corporation for any sum whatsoever, the amount of such indebtedness shall be paid to the Corporation by the Selling Shareholder at closing, or in the event that the purchaser of the Shares of the Selling Shareholder by the Corporation, then the amount of such indebtedness shall be deducted from the purchase price to be paid by the Corporation. In the event that the Corporation shall be indebted to the Selling Shareholder at the time of purchase, then the amount of such indebtedness shall be paid by the Corporation, in addition to the purchase price to be paid for the Shares the Selling Shareholder.

            D. Manner of Payment for Shares.

                  The payment of the total purchase price due to each Selling Shareholder or deceased or disabled Shareholder shall be made as follows: To be determined by the parties at time of offer to sell.

            E. Closing Matters.

                  (i) All credit cards and corporate property of the Seller shall be delivered to the Corporation. The Selling Shareholder agrees to indemnify the Corporation against any unknown and/or unauthorized charges on such cards or property.

                  (ii) The Selling Shareholder shall submit to the Escrow Agent his resignation of all corporate offices and directorships then held by him.

                  (iii) The legal representative of a deceased Shareholder shall be required to deliver an appropriate tax waiver and a certificate of Letters Testamentary or Letters of Administration to the attorney for the purchase upon receipt of the purchase price in full.


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

      7. ACTIONS IN VIOLATION OF THIS AGREEMENT:

            A. In the event the Shares of any Shareholder are pledged, hypothecated, transferred or disposed of, in any manner, without complying with the provisions of this Agreement, or if such Shares are taken in execution or sold in any voluntary or involuntary legal proceeding, sale, bankruptcy, insolvency or in any other manner, the Corporation and the other Shareholders shall, upon actual notice thereof, in addition to their rights and remedies under this Agreement, be entitled to purchase such Shares from the transferee thereof, under the same terms and conditions, and at the same price as set forth in the provisions of this Agreement dealing with the sale of the Shares held by such transferee, as if the transferee had offered to sell such Shares, but in no event shall the purchase price exceed the amount paid for said Shares by the transferee. The Corporation may, at its option, refuse to transfer on its books and its records any Shares transferred in violation of this Agreement.

            B. A Shareholder who shall petition any Court for the dissolution of the Corporation shall be deemed to have given a Notice to Sell under the same terms and conditions set forth in Paragraph "6" of this Agreement.

      8. TERMINATION of AGREEMENT:

            This Agreement shall terminate on the occurrence of any of the following:

                  (i) the merger or consolidation of the Corporation into or with any other corporation which shall be the survivor of such merger or consolidation; or

                  (ii) the sale of all or substantially all of the assets of the Corporation; or

                  (iii) the dissolution of the Corporation, or the adjudication of its bankruptcy, or the appointment of receiver for all or substantially all of its assets, or the delivery by it of an assignment for benefit or creditors; or

                  (iv) the determination by the Corporation by the holders of at least 80% of the aggregate number of Shares then outstanding to terminate this Agreement; or

                  (v) the acquisition of all Shares in Corporation by any individual, firm, corporation or other entity; or

                  (vi) at such time as there is only one Shareholder of Corporation.


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

      9. EFFECT OF NOTICE TO SELL:

            Anything in Paragraph "8" to the contrary notwithstanding, this Agreement and its terms shall continue in full force and effect so long as any Notice to Sell Shares by a retiring Shareholder, or the representative of a deceased or disabled Shareholder, is outstanding and/or until any pending sale and purchase of Shares provided for in this Agreement is consummated by payment in full therefor.

      10. ARBITRATION:

            Any dispute or controversy of any kind or nature, relating to this Agreement or the breach of performance thereof, that shall arise among the parties hereto or their legal representative, shall be settled and determined by arbitration in the City of New York, in accordance with the rules then obtaining of the American Arbitration Association, before an arbitrator or arbitrators selected by said Association pursuant to its rules. All costs of arbitration shall be borne as directed by the arbitrators. Judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction. The arbitrator or arbitrators shall be entitled to compel specific performance and/or injunctive relief by the parties of their duties and obligations under this Agreement in order to more effectively accomplish the intentions and desires set forth in the preamble to this Agreement.

      11. LEGEND:

            Each certificate evidencing any Shares of the Corporation in existence or hereafter issued shall have stamped upon the face thereof the following legend:

            "This certificate of stock is subject to and is transferable only in accordance with the provisions of a certain Agreement dated as of June 18, 1996, on file with the corporation."

      12. CONFIDENTIALITY:

            In addition to, and not in limitation or in lieu of, any non-disclosure or confidentiality agreement signed by any Shareholder, each Shareholder agrees that without the prior written consent of the Corporation neither they nor any of their officers, directors, or employees shall use for their own benefit or purposes or for the benefit or purposes of any other person, or disclose in any manner to any person, any confidential information, belonging to or relating to the assets or the business of the Corporation.


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

      13. FURTHER ASSURANCES:

            Each Shareholder shall execute and deliver such consents, proxies, certificates, instruments, and documents as shall be necessary to carry out and make effective the provisions set forth in this Agreement and, if and so long as any Shareholder shall be a director of the Corporation, he shall vote in such manner and otherwise use his best efforts to ensure that all actions taken by the Board of Directors are in conformity with such provisions.

      14. TERM:

            This Agreement shall become effective upon its execution and, unless sooner terminated as provided in Paragraph "8" above.

      15. REMEDIES:

            The parties hereto agree that any breach of Paragraphs "1D", "6" and "12" of this Agreement will cause irreparably harm to the non-breaching parties and thereafter do consent to the issuance of a temporary restraining order or injunction restraining any such disposition pending the determination of such controversy pursuant to any court having competent jurisdiction.

      16. INVALIDITY OF PARTICULAR PROVISIONS:

            If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid, or unenforceable, the remainder of this Agreement, or the application or such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

      17. NOTICES AND ADDRESSES:

            All notices under this Agreement shall be in writing and shall be sufficiently given if delivered to the addresses in person or if mailed by express mail or certified or registered mail, return receipt requested, postage prepaid to the person at the address set forth in the preamble to this Agreement, or to such other addresses as any of them, by notice to all the others, may designate from time to time.


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      18. BINDING EFFECT:

            This Agreement (a) shall be binding upon (i) the legal representatives, beneficiaries, heirs and distributees of any person who is a party hereto or otherwise bound hereby as a Shareholder, (ii) the successors and assigns of the Corporation, and (iii) transferees by operation of law of any person party hereto or otherwise bound hereby, and all other holders of Shares (including a bona fide purchaser who acquires Shares pursuant to Paragraph "6" hereof), whether or not any such person shall have executed this Agreement or a counterpart hereof or otherwise agreed in writing to become a party hereto and bound hereby, and (b) shall inure to the benefit of (i) the legal representatives of any person who is a party hereto, and any person who by reason of the provisions of Paragraph "6" is entitled to the benefits of a Shareholder, and (ii) the successors and assigns of the Corporation.

      19. MERGER AND MODIFICATIONS:

            This Agreement contains the entire agreement of the parties hereto with respect to the Subject matter hereof, and no modification or waiver of any provisions hereof shall be valid unless in writing and signed, by all of the parties hereto.

      20. CHOICE OF LAW:

            This Agreement will be executed and delivered in the State of New York and will be governed by, and constructed and enforced in accordance with, the laws thereof.

      21. OTHER DEFINITIONS:

            The term "person" as used herein shall be deemed to refer to individuals, and corporations, partnerships, trusts or other entitles. Any pronouns and any variation thereof, as used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the undersigned may require.

      22. COUNTERPARTS; EFFECTIVENESS:

            This Agreement may be executed in one or more counterparts each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Agreement shall become effective when counterparts executed by all parties have been delivered to the Corporation.


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

      23. PARAGRAPH HEADINGS:

            The paragraph headings of this Agreement are for convenience and reference only and in no way define, limit or describe the scope or intent of this Agreement, nor in any way affect this Agreement.

      IN WITNESS WHEREOF, the parties hereto have signed and acknowledged this Agreement the day and year first above written.


      BEAU BRUMMEL SEL-LEB MARKETING, INC.


      Sel-Leb Marketing, Inc. - Shareholder


      By: /s/ Jan S. Mirsky
          -------------------------------------
          Jan S. Mirsky
          Exec. Vice President


      B. B. Associates, LLC - Shareholder


      By: /s/ Stephen Guttman
          -------------------------------------
          Stephen Guttman, Managing Director


      Seth Markowitz - Shareholder


      By: /s/ Seth Markowitz
          -------------------------------------


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